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                                   CRC SELECT
                      MODIFIED GUARANTEED ANNUITY CONTRACT
                         HARTFORD LIFE INSURANCE COMPANY

                          Supplement Dated June 6, 2003
                       to the Prospectus Dated May 1, 2003

Effective as of the close of business on June 6, 2003, the five-year Guarantee Period is no longer offered to new Contracts or transfers of Contract Value from a Guarantee Period of a different duration.

  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

333-81686
HV-4269